Exhibit 4.3

FOURTH SUPPLEMENTAL INDENTURE

6.500% SENIOR NOTES DUE 2029

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of August 4, 2025, among Windstream Services, LLC, a Delaware limited liability company (the “Successor Issuer”), Uniti Group Finance 2019 Inc., a Delaware corporation (“Uniti Group Finance”) and CSL Capital, LLC, a Delaware limited liability company (“CSL Capital,” and together with Uniti Group Finance, the “Uniti Issuers”; the Uniti Issuers together with the Successor Issuer are hereinafter collectively referred to as the “Issuers”), Uniti Group Inc., a Delaware corporation (formerly known as Windstream Parent Inc.) (the “New Parent”), Uniti Group LLC, a Delaware limited liability company (formerly known as Uniti Group Inc.), the guarantors listed under “Existing Subsidiary Guarantors” on the signature pages hereto (the “Existing Guarantors”), the subsidiaries of the Successor Issuer listed under “New Subsidiary Guarantors” on the signature pages hereto (each a “New Guaranteeing Subsidiary” and, collectively, the “New Guaranteeing Subsidiaries”; the New Guaranteeing Subsidiaries together with the Existing Guarantors shall comprise the “Subsidiary Guarantors” as such term is defined in the Indenture (as defined below)) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Uniti Group LP, a Delaware limited partnership (the “Predecessor Issuer”), the Uniti Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), dated as of February 2, 2021, providing for the issuance of 6.500% Senior Notes due 2029 (the “Notes”);

Successor Issuer:

WHEREAS, the Predecessor Issuer has merged with and into the Successor Issuer, with the Successor Issuer surviving the merger;

WHEREAS, Section 5.01 of the Indenture contemplates that the Successor Issuer shall execute and deliver a supplemental indenture pursuant to which the Successor Issuer shall expressly assume all obligations of the Predecessor Issuer under the Indenture and the Notes;

WHEREAS, pursuant to Section 5.01 of the Indenture, upon the merger of the Predecessor Issuer with and into the Successor Issuer and the assumption by the Successor Issuer of all of the obligations of the Predecessor Issuer under the Indenture and the Notes, the Predecessor Issuer is automatically deemed released and discharged from its obligations under the Indenture and the Notes;

WHEREAS, pursuant to Section 5.01(a)(i) of the Indenture, the Successor Issuer may be a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof;

WHEREAS, pursuant to Section 9.01(c), of the Indenture may be amended without the consent of any Holder to comply with Section 5.01 thereof;

New Guarantors

WHEREAS, pursuant to 9.01(j) of the Indenture, the Indenture may be amended without the consent of any Holder to add a Guarantor under the Indenture or to secure the Obligations thereunder; and

General

WHEREAS, pursuant to Sections 9.01(c), 9.01(d), 9.01(j) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Existing Guarantors, the New Parent, the New Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2. (a) Successor Issuer. The Successor Issuer hereby expressly assumes and agrees to perform all of the obligations of the Predecessor Issuer under the Indenture and the Notes.

(b)  Pursuant to Section 5.01 of the Indenture, the Predecessor Issuer is hereby automatically released and discharged from its obligations under the Indenture and the Notes;

(c)  The Successor Issuer, as Successor Company, hereby succeeds to, and is substituted for (so that from and after the date hereof, the provisions of the Indenture referring to the Predecessor Issuer (referred to as the “Company” in the Indenture) shall refer instead to the Successor Issuer), and may exercise every right and power of the Predecessor Issuer under the Indenture.

SECTION 3. New Parent Guarantee. The New Parent, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor that is not a Subsidiary Guarantor, including, but not limited to, Article 10 thereof.

SECTION 4. New Guaranteeing Subsidiaries. Each New Guaranteeing Subsidiary, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor (as such term is defined in the Indenture) under the Indenture and to be bound by the terms of the Indenture applicable to the Subsidiary Guarantors, including, but not limited to, Article 10 thereof.

SECTION 5. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Limitation on Liability. No past, present or future stockholder, officer, director, employee or incorporator of the New Parent or any New Guaranteeing Subsidiary shall have any liability under the Guarantee provided by such party, the Indenture or this Supplemental Indenture by reason of such person’s status as stockholder, officer, director, employee or incorporator.

SECTION 7. Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 8. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

SECTION 9. Interpretation; Effect of Headings. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together. The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 10. Conflicts and Inconsistencies. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

SECTION 11. Obligations of the Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

SECTION 12. Severability. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE ISSUERS:

WINDSTREAM SERVICES, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

UNITI GROUP FINANCE 2019 INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

THE NEW PARENT:

UNITI GROUP INC. (f/k/a WINDSTREAM PARENT INC.)

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

THE EXISTING PARENT GUARANTOR:

UNITI GROUP LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

THE EXISTING SUBSIDIARY GUARANTORS:

ANS CONNECT, LLC

CONTACT NETWORK, LLC

CSL ALABAMA SYSTEM, LLC

CSL ARKANSAS SYSTEM, LLC

CSL FLORIDA SYSTEM, LLC

CSL GEORGIA REALTY, LLC

CSL GEORGIA SYSTEM, LLC

CSL IOWA SYSTEM, LLC

CSL KENTUCKY SYSTEM, LLC

CSL MISSISSIPPI SYSTEM, LLC

CSL MISSOURI SYSTEM, LLC

CSL NATIONAL GP, LLC

CSL NEW MEXICO SYSTEM, LLC

CSL NORTH CAROLINA REALTY GP, LLC

CSL OHIO SYSTEM, LLC

CSL OKLAHOMA SYSTEM, LLC

CSL REALTY, LLC

CSL TENNESSEE REALTY PARTNER, LLC

CSL TENNESSEE REALTY, LLC

CSL TEXAS SYSTEM, LLC

HUNT TELECOMMUNICATIONS, LLC

INFORMATION TRANSPORT SOLUTIONS, LLC

NEXUS SYSTEMS, LLC

PEG BANDWIDTH DC, LLC

PEG BANDWIDTH DE, LLC

PEG BANDWIDTH LA, LLC

PEG BANDWIDTH MA, LLC

PEG BANDWIDTH MD, LLC

PEG BANDWIDTH MS, LLC

PEG BANDWIDTH NJ, LLC

PEG BANDWIDTH NY TELEPHONE CORP.

PEG BANDWIDTH PA, LLC

PEG BANDWIDTH TX, LLC

PEG BANDWIDTH VA, LLC

SOUTHERN LIGHT, LLC

UNITI DARK FIBER LLC

UNITI FIBER 2020 LLC

UNITI FIBER HOLDINGS INC.

UNITI FIBER LLC

UNITI GROUP FINANCE LLC

UNITI GROUP HOLDCO LLC

UNITI LEASING LLC

UNITI LEASING X LLC

UNITI LEASING XI LLC

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

UNITI LEASING XII LLC UNITI NATIONAL LLC, each as a Guarantor

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL NATIONAL, LP, as a Guarantor By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP, as a Guarantor By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

Uniti Holdings LP, as a Guarantor By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

UNITI QRS Holdings LP, as a Guarantor By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

THE NEW SUBSIDIARY GUARANTORS:

BOB, LLC

BOSTON RETAIL PARTNERS LLC

BROADVIEW NETWORKS OF VIRGINIA, LLC

BUFFALO VALLEY MANAGEMENT SERVICES, LLC

BUSINESS TELECOM OF VIRGINIA, LLC

CAVALIER IP TV, LLC

CAVALIER TELEPHONE, L.L.C.

CHOICE ONE COMMUNICATIONS OF CONNECTICUT, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF MAINE, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF OHIO, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF RHODE ISLAND, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE COMMUNICATIONS OF VERMONT, LLC (D/B/A ONE COMMUNICATIONS)

CHOICE ONE OF NEW HAMPSHIRE, LLC (D/B/A ONE COMMUNICATIONS)

CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, LLC (D/B/A ONE COMMUNICATIONS) (F/K/A CINERGY COMMUNICATIONS COMPANY OF VIRGINIA, INC.)

CONESTOGA ENTERPRISES, LLC

CONESTOGA MANAGEMENT SERVICES, LLC

CONNECTICUT BROADBAND, LLC (D/B/A ONE COMMUNICATIONS)

CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC

CONVERSENT COMMUNICATIONS OF MAINE, LLC

CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, LLC

CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC

CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC

CTC COMMUNICATIONS OF VIRGINIA, LLC

D&E COMMUNICATIONS, LLC

D&E MANAGEMENT SERVICES, LLC

OKLAHOMA WINDSTREAM, LLC

PAETEC COMMUNICATIONS OF VIRGINIA, LLC

PAETEC ITEL, L.L.C.

PAETEC, LLC

TALK AMERICA OF VIRGINIA, LLC

TELEVIEW, LLC

TEXAS WINDSTREAM, LLC

US LEC OF ALABAMA LLC

US LEC OF FLORIDA LLC

US LEC OF SOUTH CAROLINA LLC

US LEC OF TENNESSEE LLC

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

US LEC OF VIRGINIA L.L.C.

US XCHANGE, LLC

US XCHANGE OF ILLINOIS, L.L.C.

US XCHANGE OF MICHIGAN, L.L.C.

US XCHANGE OF WISCONSIN, L.L.C.

VALOR TELECOMMUNICATIONS OF TEXAS, LLC

WINDSTREAM ALABAMA, LLC

WINDSTREAM ARKANSAS, LLC

WINDSTREAM CAVALIER, LLC

WINDSTREAM COMMUNICATIONS KERRVILLE, LLC

WINDSTREAM COMMUNICATIONS TELECOM, LLC

WINDSTREAM EAGLE SERVICES, LLC

WINDSTREAM EAST TEXAS, LLC

WINDSTREAM EN-TEL, LLC

WINDSTREAM ENTERPRISE HOLDINGS, LLC (F/K/A PAETEC HOLDING, LLC)

WINDSTREAM ESCROW FINANCE CORP.

WINDSTREAM INTELLECTUAL PROPERTY SERVICES, LLC

WINDSTREAM IOWA COMMUNICATIONS, LLC

WINDSTREAM IOWA-COMM, LLC

WINDSTREAM KDL-VA, LLC

WINDSTREAM KINETIC FIBER, LLC

WINDSTREAM LAKEDALE LINK, LLC

WINDSTREAM LAKEDALE, LLC

WINDSTREAM LEASING, LLC

WINDSTREAM LEXCOM ENTERTAINMENT, LLC

WINDSTREAM LONG DISTANCE, LLC

WINDSTREAM MONTEZUMA, LLC

WINDSTREAM NORTHSTAR, LLC

WINDSTREAM NUVOX ARKANSAS, LLC

WINDSTREAM NUVOX ILLINOIS, LLC

WINDSTREAM NUVOX INDIANA, LLC

WINDSTREAM NUVOX KANSAS, LLC

WINDSTREAM NUVOX OKLAHOMA, LLC

WINDSTREAM OKLAHOMA, LLC

WINDSTREAM SOUTH CAROLINA, LLC

WINDSTREAM SUPPLY, LLC

XETA TECHNOLOGIES, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Mary Miselis
Name:	Mary Miselis
Title:	Vice President

By:	/s/ Peter Bono
Name:	Peter Bono
Title:	AVP

[Signature Page to Supplemental Indenture – 6.500% Senior Notes due 2029]